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                                             As Filed Pursuant to Rule 424(b)(3)
                                             Registration No. 333-127233


SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 16, 2005
TO PROSPECTUS DATED JANUARY 18, 2006)

                          $1,423,500,100 (APPROXIMATE)

                                  [SURF LOGO]

                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,

                                SERIES 2006-BC1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR

      Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated February 16, 2005 (the "Prospectus Supplement"), the following sections are hereby deleted and replaced as follows:

      (i) On the cover page, delete the last line stating, "The date of this prospectus supplement is February 16, 2005." and replace it with "The date of this prospectus supplement is February 16, 2006."

      (ii) On page S-4 in the table entitled "The Series 2006-BC1 Certificates," delete the Class M-2 Initial Certificate Principal Balance of "$55,50,000" and replace it with "$55,500,000".

      All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.

                            ------------------------

               The date of this Supplement is February 22, 2006.